Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 4, 2021, relating to the audited consolidated financial statements of Xos, Inc. and Subsidiary as of December 31, 2020, 2019 and 2018, and for the years then ended.

/s/ WithumSmith+Brown, PC

Irvine, California

October 26, 2021